Exhibit 99.2

NEWS RELEASE

RAMBUS PROVIDES UPDATE REGARDING INDEPENDENT STOCK OPTION

REVIEW

Announces Formation of Special Litigation Committee

LOS ALTOS, Calif. – October 19, 2006 – Rambus Inc. (NASDAQ: RMBS) today announced that the Audit Committee of its Board of Directors has reported to the full Board of Directors its findings in connection with its independent investigation into historical stock option grants. The Audit Committee examined over 200 stock option granting actions from the time of Rambus’ initial public offering through the commencement of the investigation in late May 2006. The Audit Committee has determined that a significant number of the stock option grants were not correctly dated or accounted for. The vast majority of incorrectly dated grants, both in terms of number of shares of common stock and financial accounting impact, occurred between 1998 and 2001. Rambus preliminarily estimates that the aggregate pre-tax, non-cash stock-based compensation charges in connection with these stock option grants will be in excess of $200 million. Rambus’ management will continue the work necessary to determine the precise accounting impact of the findings of the investigation and to complete the necessary restatements of Rambus’ prior financial reports. Rambus will continue to work closely with Rambus’ independent accountants in its restatements. The Board of Directors of Rambus has appointed a Special Litigation Committee to evaluate potential claims or other actions arising from the stock option granting activities. The Board of Directors and management of Rambus will continue to work with appropriate legal and accounting advisors to develop recommendations and to implement remedial measures to ensure that proper procedures are followed with respect to awards of equity compensation.

Background Leading to the Investigation

Earlier this year, an academic study and numerous subsequent press reports began to publicize the likely widespread occurrence of accounting and corporate governance irregularities with respect to the granting of stock options and other equity awards at over 100 companies, many in the high-tech sector. As a result, in late May 2006, Rambus conducted an initial review which discovered apparent irregularities in past stock option grants. Management reported its findings to the Audit Committee and the full Board of Directors.

Commencement of Independent Investigation

On May 30, 2006, Rambus announced the commencement of the Audit Committee’s internal investigation of the timing of stock option grant practices and related accounting issues. Each of the directors on the audit committee had joined the Rambus Board of Directors and Audit Committee after January 1, 2005.

The Audit Committee retained Heller Ehrman LLP as independent legal counsel, and Heller Ehrman LLP engaged the outside accounting firm of Ernst & Young LLP to assist in the investigation.

Results of the Investigation to Date

The independent investigation has taken over four months and consisted of a review of over 200 stock option granting actions. The review encompassed over 1.5 million emails and other documents, and over 50 interviews with executive officers, directors, employees and advisors.

On June 27, 2006, Rambus announced that the Audit Committee had reached a preliminary conclusion that the actual measurement dates for certain stock option grants issued in prior years differ from the recorded grant dates for such awards.

On July 19, 2006, Rambus announced that as a result of the independent investigation, it expected to restate its previously issued financial statements to correct errors related to accounting for stock-based compensation expenses, and that non-cash stock-based compensation expenses should have been recorded with respect to those stock option grants in an amount that was material.

On August 15, 2006, Rambus announced the resignation of Geoff Tate, former Chief Executive Officer of Rambus from 1990 through 2005, from its Board of Directors. Mr. Tate was Chief Executive Officer and the sole member of the Stock Option Committee during the period that the Audit Committee had preliminarily concluded that the majority of stock option irregularities occurred.

On October 17, 2006, the Audit Committee completed its findings with respect to the pricing of Rambus’ stock option grants. The Audit Committee presented its findings to the Board of Directors on October 18, 2006. As indicated above, the Audit Committee has determined that a significant number of Rambus stock option grants were not correctly dated and accounted for, with the vast majority of incorrectly dated grants occurring between 1998 and 2001. Virtually all of the incorrectly dated stock option grants fit into three categories:

•	Between 1998 and 2001, a substantial number of stock options were granted by Rambus for which the appropriate measurement dates differ from the recorded grant dates. The majority of the non-cash compensation expense associated with Rambus’ financial restatement will relate to grants on five dates within this time period.

•	In addition, the Audit Committee found that during the period from 1999 through 2003, Rambus had a regular practice for grants to new hire non-executive employees of selecting the lowest price of the quarter between the employee’s start date and the end of the quarter. On certain occasions, individual employees had a formal employment start date which preceded the date on which they actually began working for Rambus. The result of this practice was that an employee would receive the new hire grant at a grant price that was lower than the price of the stock on the employee’s actual start date.

•	Rambus also had three stock option grants during 2003 and 2004 for which the price was set on the same date as a Board of Directors or Compensation Committee meeting date at which a pool of stock options was discussed, but the individual allocations of the stock option pool had not been completed as of the date of those meetings and, consequently, Rambus recorded an incorrect measurement date for those grants.

The results of the investigation confirm the Audit Committee’s previous conclusion that Rambus’ financial statements for the fiscal years 2003, 2004, 2005, the Quarterly Reports on Form 10-Q filed with respect to each of these fiscal years and the financial statements included in Rambus’ Quarterly Report on Form 10-Q for the first quarter of fiscal year 2006, should no longer be relied upon and will be restated. Rambus’ management will continue to work to determine the precise accounting impact of the findings of the investigation and to complete the necessary restatements to Rambus’ prior financial reports. Rambus will continue to work closely with Rambus’ independent accountants in its restatements. Rambus preliminarily estimates that the aggregate pre-tax, non-cash stock-based compensation charges in connection with these stock option grants will be in excess of $200 million. Also as a result of the investigation, Rambus has been unable to file its quarterly report on Form 10-Q for the period ended June 30, 2006, and will not be in a position to file its quarterly report on Form 10-Q for the period ended September 30, 2006 (which is due to be filed with the Securities and Exchange Commission (the “SEC”) on November 9, 2006).

Rambus has not yet determined the tax consequences that may result from these matters or whether tax consequences will give rise to monetary liabilities which may have to be satisfied in any future period.

Rambus will make every effort to file its restated financial statements and its delinquent quarterly reports as soon as practicable after the completion of accounting, tax and legal analyses required as a result of the investigation.

Additionally, Rambus is evaluating Management’s Report on Internal Control Over Financial Reporting set forth in Rambus’ 2005 Annual Report. Although Rambus has not yet completed its analysis, the results of the investigation confirm Rambus’ determination that it is likely that Rambus had a material weakness in internal control over financial reporting as of December 31, 2005.

The results of the independent investigation showed that improvements are needed in Rambus’ processes for the granting of equity compensation. The Audit Committee is working with the Board of Directors, the Compensation Committee and management to implement improvements in Rambus’ processes and controls over its stock administration programs.

Given the recent employment of Harold Hughes, Chief Executive Officer and President of Rambus since January 2005, and Satish Rishi, Senior Vice President, Finance, and Chief Financial Officer since April 2006, the Board of Directors and Audit Committee acknowledged that they have full faith in the integrity of Messrs. Hughes and Rishi, and that the findings of the investigation do not implicate them in any misconduct.

Special Litigation Committee

The Audit Committee has recommended, and the Board of Directors has approved, the formation of a Special Litigation Committee to evaluate potential claims or other actions arising from the stock option granting activities. The Board of Directors has appointed J. Thomas Bentley, Chairman of the Audit Committee, and Abraham Sofaer, a retired federal judge and Chairman of the Legal Affairs Committee, both of whom joined the Rambus Board of Directors in 2005, to comprise the Special Litigation Committee. Rambus has confirmed that Messrs. Bentley and Sofaer are disinterested directors for the purpose of the Special Litigation Committee and they are not believed to have past or present business dealings with Rambus or any potential subjects of the investigation that would impair their ability to act independently and in good faith.

Other Impacts of the Investigation

While Rambus cannot predict with certainty the impact of the investigation findings, the following are certain material implications of the investigation.

Potential Delisting from NASDAQ

Rambus previously announced that it had received a NASDAQ Staff Determination notice stating that it is not in compliance with Nasdaq Marketplace Rule 4310(c)(14) as a result of being delinquent in its SEC filings and is subject to potential delisting. Rambus requested and met with the Listings Qualification Panel of The NASDAQ Stock Market on September 21, 2006, to request continued listing. Rambus has not yet received confirmation from the Listings Qualification Panel that its request for an extension to December 19, 2006 has been granted. There can be no assurance that the hearing panel will grant Rambus’ request for continued listing. Pending a decision by the Listings Qualification Panel, Rambus’ common stock will remain listed on The NASDAQ Stock Market.

Purported Default and Potential Acceleration of Convertible Notes

Rambus previously announced that on September 8, 2006, it received a notice of purported defaults from the trustee under the indenture governing the Rambus Zero Coupon Convertible Senior Notes due February 1, 2010 (the “Notes”). The notice asserted that because Rambus was delinquent in its SEC filings, it was in default under the indenture governing the Notes, and such default would ripen into an “Event of Default,” as defined in the indenture, on or about October 17, 2006. While Rambus has questioned the legal theories as to whether it was in default under the terms of the indenture, if an “Event of Default” were to occur, the trustee or holders of at least 25% in aggregate principal amount of the Notes then outstanding would have the contractual right to declare all unpaid principal, and any default or additional interest on the Notes then outstanding to be due and payable. If an “Event of Default” were to occur, the noteholders would have a right to accelerate and receive the $160.0 million aggregate principal amount outstanding under the notes, plus any interest which may have accrued. Rambus believes that, if an Event of Default were to occur and the Notes were accelerated, it has adequate financial resources to pay any unpaid principal and any interest due on the Notes. Rambus is evaluating its options with respect to the Notes.

Legal Proceedings and Regulatory Action

Rambus is aware of several shareholder derivative actions that were filed in state and federal courts against certain officers and directors of Rambus related to the stock option granting actions under investigation. The actions were brought by persons identifying themselves as shareholders and purporting to act on behalf of Rambus. Rambus is named solely as a nominal defendant against which the plaintiffs seek no recovery. The complaints allege that certain of the officers and directors of Rambus violated securities laws and/or breached their fiduciary duties to Rambus and obtained unjust enrichment in connection with grants of stock options to certain officers of Rambus that were allegedly backdated. The complaints seek unspecified monetary damages and disgorgement from the defendants, as well as unspecified equitable relief.

Rambus is additionally aware of several purported securities fraud class actions filed in federal court against Rambus and certain of its officers and directors. The complaints generally allege that the defendants violated the federal securities laws by filing documents with the SEC containing false statements regarding Rambus’ accounting treatment of the stock option granting actions under investigation. The complaints seek unspecified monetary relief from the defendants.

Upon completion of the independent investigation, Rambus expects to present the results of the investigation to the staff of the SEC and other government authorities, such as the United States Attorney’s Office for the Northern District of California. Such government agencies will likely review such findings and may commence inquiries of their own. Any such inquiries could lead to further investigations and government action, such as fines or injunctions. At this time, Rambus cannot predict what, if any, government actions may result from the completion of the independent investigation of stock option grants. Rambus will continue to cooperate with the appropriate government authorities regarding the investigation.

About Rambus Inc.

Rambus is one of the world’s premier technology licensing companies specializing in the invention and design of high-speed chip interfaces. Additional information is available at www.rambus.com.

Forward-Looking Statements

This release contains forward-looking statements. These forward-looking statements include, without limitation, the outcome and implications of the independent investigation of stock option grants, the formation and actions of the Special Litigation Committee and any further action of Rambus in connection therewith, including any resulting accounting, tax, regulatory, legal and other consequences. You can identify these and other forward-looking statements by the use of words such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “potential,” “continue,” or the negative of such terms, or other comparable terminology. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. Such forward-looking statements are based on current expectations, estimates and projections, management’s beliefs, and assumptions, and there can be no assurance concerning the outcome of the investigation or its consequences as specified herein. Actual results may differ materially. Factors that could cause actual results to differ include any new or additional findings from the investigation, any findings of the Special Litigation Committee and any new or additional findings in any government investigation or private litigation, and action by the Special Litigation Committee, private litigators, the SEC, NASDAQ, the Department of Justice, state regulatory or enforcement agencies, the Internal Revenue Service, state tax authorities, holders of the Notes or any other parties. Rambus’ business generally is subject to a number of risks which are described in its SEC filings, including its 10-K and 10-Qs. Rambus assumes no obligation to update any forward-looking statements.

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RMBSFN

Press Contact:

Linda Ashmore

Rambus Public Relations

(650) 947-5411

lashmore@rambus.com

Investor Contact:

Nicole Noutsios

Rambus Investor Relations

(650)947-5050

nnoutsios@rambus.com